EX-7.b

AMENDMENT NO.1

(the “Amendment”)

TO THE

REINSURANCE AGREEMENT

(the “Agreement”)

BETWEEN

JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK

(the “Ceding Company”)

AND

JACKSON NATIONAL LIFE INSURANCE COMPANY
(the “Reinsurer”)

(Originally Effective as of December 31, 2008)

Effective June 30, 2013, the Agreement is amended as follows:

1.	Schedule A (Covered Policies) is hereby deleted and replaced with the attached Schedule A (Covered Policies) in order to add to such schedule the policies which are specified in Item 2 thereof.

2.	Section 1.02 is hereby deleted and replaced with the following Section 1.02:

1.02
           Subject to the terms and conditions stated herein, the Ceding Company desires to cede, and the Reinsurer desires to reinsure, (i) on and after the Effective Time (as defined below) Covered Losses (defined below) with respect to Covered Policies (defined below) specified in Item 1 of Schedule A and (ii) on and after the Amendment No. 1 Effective Time (as defined below) Covered Losses with respect to Covered Policies set forth in Item 2 of Schedule A.  This Agreement is an indemnity reinsurance agreement and the performance of the obligations of each party under this Agreement shall be rendered solely to the other party.

3.	Section 2.01 (Defined Terms) is hereby amended to add the following new definitions:

“Additional Reinsurance Premium” shall have the meaning set forth in Section 5.03.

“Amendment No. 1 Effective Date” shall mean June 30, 2013.

“Amendment No. 1 Effective Time” shall mean 11:59 p.m. on the Amendment No. 1 Effective Date.

4.	Section 2.01 (Defined Terms) is hereby further amended to delete and replace the definition of Covered Policies with the following new definition of Covered Policies:

“Covered Policies” shall mean the variable annuity contracts with associated GMWB Riders written by the Ceding Company and described on Schedule A.

5.	Section 3.02 (Automatic Reinsurance) is hereby deleted and replaced with the following Section 3.02:

3.02.  Automatic Reinsurance.  The Covered Policies reinsured under this Agreement as specified in Item 1 of Schedule A shall all be in-force as of the Effective Time.  The Covered Policies reinsured under this Agreement as specified in Item 2 of Schedule A shall all be either in-force on the Amendment No. 1 Effective Time or be issued after the Amendment No. 1 Effective Time.

6.	Section 4.01 (Effectiveness) is hereby deleted and replaced with the following Section 4.01:

4.01.  Effectiveness.  Subject to the terms and conditions set forth in this Agreement, (i) the Reinsurer’s liability for reinsurance of the Covered Losses under the Covered Policies specified in Item 1 of Schedule A shall begin as of the Effective Time, and (ii) the Reinsurer’s liability for reinsurance of the Covered Losses under the Covered Policies specified in Item 2 of Schedule A shall begin as of the Amendment No. 1 Effective Time.

7.	Paragraph (iii) of Section 4.03 (Excluded Liabilities) is hereby deleted and replaced with the following paragraph (iii):

(iii)  Any liabilities or losses arising as a result of any non-contractual change to any Covered Policy (a) on or after the Effective Time with respect to policies specified in Item 1 of Schedule A and (b) on or after the Amendment No. 1 Effective Time with respect to policies specified in Item 2 of Schedule A, unless such change is mandated by applicable law or has been consented to in writing by the Reinsurer, in either case as provided in Section 8.01;

8.	Article 5 (Premiums) is hereby amended to add at the end of Article 5 a new Section 5.03 as follows:

5.03.  Additional Consideration.  With respect to policies reinsured hereunder which are specified in Item 2 of Schedule A and in-force as of the Amendment No. 1 Effective Time, the Ceding Company will owe to the Reinsurer an amount equal to the Statutory Reserve Amount in respect of such in-force policies as of the Amendment No. 1 Effective Time (the “Additional Reinsurance Premium”).  Settlement of amounts owed under this Section shall be made in accordance with Article 7.

9.	Article 7 (Settlement and Reporting) is hereby amended to add at the end of Article 7 a new Section 7.08 as follows:

7.08           Additional Consideration Payment.  On the Amendment No. 1 Effective Date, the Ceding Company shall pay to the Reinsurer an amount equal to an estimate of the Additional Reinsurance Premium.  On or prior to August 15, 2013, the Ceding Company shall determine the actual amount of the Additional Reinsurance Premium based on its Quarterly Statement for the quarter ending on June 30, 2013.  The Ceding Company shall provide written notice to the Reinsurer of such actual Additional Reinsurance Premium and the parties will adjust the initial payment to reflect the actual amount due.

10.	Section 8.01 (Covered Policy Changes) is hereby amended and replaced with the following Section 8.01:

8.01.  Covered Policy Changes.  No non-contractual replacements or non-contractual changes in the terms and conditions of the Covered Policies made (i) on or after the Effective Time with respect to policies set forth in Item 1 of Schedule A and (ii) on or after the Amendment No. 1 Effective Time with respect to policies set forth in Item 2 of Schedule A, other than changes mandated by applicable law, shall be covered hereunder without the prior written consent to such changes by the Reinsurer.  The Ceding Company agrees to give the Reinsurer at least thirty (30) days prior written notice of any proposed change in the terms and conditions of the Covered Policies, and the Reinsurer shall provide to the Ceding Company its written consent or objection to such proposed change within such time period.  In the event changes are made in any Covered Policies without the prior written consent of the Reinsurer, other than changes referred to above that are mandated by applicable law, Covered Losses for the affected Covered Policies will be calculated under this Agreement as if the changes that were made without the prior written consent of the Reinsurer had not been made.

11.	Article 11 (Credit for Reinsurance) is hereby amended to add at the end of Article 11 a new Section 11.12 as follows:

11.12           Additional Deposit with the Trustee.  On the Amendment No. 1 Effective Date, to the extent that the Trust Account Balance is less than the Company’s estimate of the Statutory Reserve Amount immediately following the Amendment No. 1 Effective Time, the Reinsurer shall deposit additional assets into the Trust Account in an amount at least equal to such deficit.  On the Settlement Date immediately following the Amendment No. 1 Effective Time, the parties will rebalance the Trust Account pursuant to Section 11.07.

The provisions of Section 15.07 (Governing Law) shall apply to this Amendment.

All other terms and conditions of the Agreement remain in full force and effect.

This Amendment may be executed in counterparts, each of which shall be an original and all of which taken together shall constitute one and the same Agreement.  Each counterpart need not be signed by all parties indicated as signing this Agreement, provided all counterparts hereof, when taken together, bear the signatures of all such parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK

By:           __/s/ Richard D. Ash_____________________

Title:           __SVP______________________________

Date:           __6/26/13____________________________

JACKSON NATIONAL LIFE INSURANCE COMPANY

By:           ___/s/ Russell Peck_______________________

Title:           ___VP_______________________________

Date:           ___6/26/13____________________________

SCHEDULE A.

Covered Policies

1. As of the Effective Date, the Reinsurer reinsures the Covered Losses on the policies written by the Ceding Company on policy forms set forth in the Tables below in this Item 1, in each case with issue dates within the ranges set forth in the Tables below for such policy form:

JNL NY Marketed as of the Effective Time
Description	Form Number	Issue Date Range
SafeGuard Max	7539ANY-A 03/08	03/31/08 – 12/31/08
AutoGuard 5	7528ANY-A	12/03/07 – 12/31/08
AutoGuard 6	7531ANY-A	12/03/07 – 12/31/08
LifeGuard Freedom	7587ANY-A	10/06/08 – 12/31/08
LifeGuard Freedom Joint	7588ANY-A	10/06/08 – 12/31/08
LifeGuard Freedom DB	7589ANY-A	10/06/08 – 12/31/08

JNL NY No Longer Marketed as of the Effective Time
Description	Form Number	Issue Date Range
GMWB (Original)	7398NY	On or prior to 04/18/03
SafeGuard 7	7398NY 05/04	On or prior to 05/03/04
SafeGuard 7	7403NY	On or prior to 04/18/03
SafeGuard 7 Plus	7398NY 05/04 (10/04 version)	On or prior to 10/04/04
SafeGuard 7 Plus	7398NY 01/05	On or prior to 05/02/05
SafeGuard 7 Plus	7403NY 05/04	On or prior to 10/04/04
SafeGuard 7 Plus	7406ANY	On or prior to 01/17/06
SafeGuard 7 Plus	7577ANY	On or prior to 04/30/07
SafeGuard 7 Plus	7496ANY	On or prior to 01/17/06
LifeGuard 4	7407NY	On or prior to 10/04/04
LifeGuard 4	7413NY	On or prior to 10/04/04
LifeGuard 4	7459NY	On or prior to 10/04/04
LifeGuard Protector	7414NY	On or prior to 01/17/06
LifeGuard Protector Advantage	7415ANY	On or prior to 01/17/06
LifeGuard Protector Plus	7416ANY	On or prior to 01/17/06
LifeGuard Protector Joint	7417ANY	On or prior to 01/17/06
LifeGuard Protector Joint	7418ANY	On or prior to 01/17/06
LifeGuard 4	7498ANY	On or prior to 01/17/06
LifeGuard 5	7394ANY	On or prior to 10/04/04
LifeGuard 5	7395ANY	On or prior to 03/07/05
LifeGuard 5	7412ANY	On or prior to 01/17/06
LifeGuard 5	7453NY	On or prior to 10/04/04
LifeGuard 5	7489NY	On or prior to 03/07/05
LifeGuard 5	7497ANY	On or prior to 01/17/06
LifeGuard Protector Advantage	7503ANY	On or prior to 05/02/06
LifeGuard Protector	7502ANY	On or prior to 05/02/06
LifeGuard Protector Joint	7505ANY	On or prior to 05/02/06
LifeGuard Protector Joint	7509ANY	On or prior to 01/16/07
LifeGuard Protector Plus	7504ANY	On or prior to 05/02/06
LifeGuard Protector Plus Joint	7510ANY	On or prior to 01/16/07
AutoGuard	7410ANY	On or prior to 09/06/05
AutoGuard 5	7575ANY	On or prior to 04/30/07
AutoGuard 5	7494ANY	On or prior to 09/06/05
AutoGuard 6	7522ANY-A	On or prior to 06/04/07
Market Guard	7576ANY	On or prior to 04/30/07
MarketGuard 5	7411ANY	On or prior to 09/06/05
MarketGuard 5	7495ANY	On or prior to 09/06/05
LifeGuard Advantage	7516ANY-A 06/07	On or prior to 06/04/07
LifeGuard Advantage	7532ANY-A	On or prior to 12/03/07
LifeGuard Freedom	7540ANY-A 03/08	On or prior to 03/31/08
LifeGuard Freedom Joint	7541ANY-A 03/08	On or prior to 03/31/08
LifeGuard Ascent	7517BNY-A	On or prior to 06/04/07
LifeGuard Ascent	7533ANY-A	On or prior to 12/03/07
LifeGuard Ascent Joint	7518BNY-A	On or prior to 06/04/07
LifeGuard Ascent Joint	7534ANY-A	On or prior to 12/03/07

2. Beginning on the Amendment No. 1 Effective Time, the Reinsurer also reinsures the Covered Losses on (i) the policies written by the Ceding Company on policy forms set forth in the Tables below in this Item 2, in each case with issue dates within the ranges set forth in the Tables below for such policy form and (ii) all other variable annuity contracts with associated GMWB Riders written by the Ceding Company with issue dates on or after the Amendment No. 1 Effective Time:

JNL NY Marketed as of the Amendment No. 1 Effective Time
Description	Form Number	Issue Date Range
AutoGuard 5	7659ANY-A	05/02/11 - Current
MarketGuard Stretch	7678ANY-A	04/29/13 - Current
LifeGuard Freedom Flex	7700ANY-A	04/29/13 - Current
LifeGuard Freedom Flex	7701ANY-A	04/29/13 - Current
LifeGuard Freedom Flex	7702ANY-A	04/29/13 - Current
LifeGuard Freedom Flex DB NY	7712ANY-A	04/29/13 - Current
LifeGuard Freedom 6 Net	7713ANY-A	04/29/13 - Current

GMWB's Marketed 01/01/09 - 04/28/13
Jackson of NY - No Longer Marketed as of 04/29/13
Description	Form Number	Issue Date Range
MarketGuard Stretch	7668ANY-A	On or prior to 01/06/13
MarketGuard Stretch	7668ANY-A 01/13	On or prior to 04/28/13
SafeGuard Max	7539ANY-A 03/08	On or prior to 05/02/10
SafeGuard Max	7633ANY-A	On or prior to 04/28/13
AutoGuard 5	7528ANY-A	On or prior to 05/01/11
AutoGuard 6	7531ANY-A	On or prior to 05/01/11
AutoGuard 6	7660ANY-A	On or prior to 04/28/13
LifeGuard Freedom	7587ANY-A	On or prior to 01/11/09
LifeGuard Freedom	7587ANY-A 01/09	On or prior to 09/27/09
LifeGuard Freedom 6	7613ANY-A	On or prior to 10/10/10
LifeGuard Freedom Flex	7640ANY-A	On or prior to 04/28/13
LifeGuard Freedom Flex	7641ANY-A	On or prior to 04/28/13
LifeGuard Freedom Flex	7646ANY-A	On or prior to 04/28/13
LifeGuard Freedom Flex	7647ANY-A	On or prior to 04/28/13
LifeGuard Freedom Flex	7652ANY-A	On or prior to 04/28/13
LifeGuard Freedom Flex	7653ANY-A	On or prior to 04/28/13
LifeGuard Freedom Flex	7656ANY-A	On or prior to 08/28/11
Description	Form Number	Issue Date Range
LifeGuard Freedom w/ Jt Opt	7588ANY-A	On or prior to 01/11/09
LifeGuard Freedom w/ Jt Opt	7588ANY-A 01/09	On or prior to 09/27/09
LifeGuard Freedom 6 w/ Jt Opt	7614ANY-A	On or prior to 10/10/10
LifeGuard Freedom Flex w/ Jt Opt	7642ANY-A	On or prior to 04/28/13
LifeGuard Freedom Flex w/ Jt Opt	7643ANY-A	On or prior to 04/28/13
LifeGuard Freedom Flex w/ Jt Opt	7648ANY-A	On or prior to 04/28/13
LifeGuard Freedom Flex w/ Jt Opt	7649ANY-A	On or prior to 09/09/12
LifeGuard Freedom DB	7602ANY-A	On or prior to 09/27/09
LifeGuard Freedom DB	7608ANY-A	On or prior to 01/11/09
LifeGuard Freedom DB	7609ANY-A	On or prior to 04/05/09
LifeGuard Freedom 6 DB	7615ANY-A	On or prior to 10/10/10
LifeGuard Freedom Flex DB	7650ANY-A	On or prior to 06/26/11
LifeGuard Freedom Flex DB NY	7675ANY-A	On or prior to 04/28/13
LifeGuard Freedom 6 Net	7619ANY-A	On or prior to 10/10/10
LifeGuard Freedom 6 Net	7657ANY-A	On or prior to 04/29/13
LifeGuard Freedom 6 Net w/ Jt Opt	7620ANY-A	On or prior to 10/10/10
LifeGuard Freedom 6 Net w/ Jt Opt	7658ANY-A	On or prior to 04/28/13